UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KINGSWOOD ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SPECIAL MEETING OF STOCKHOLDERS

OF

KINGSWOOD ACQUISITION CORP.

SUPPLEMENT NO. 1

TO THE

PROXY STATEMENT

OF

KINGSWOOD ACQUISITION CORP.

This is a supplement (this “Supplement No. 1”) to the Proxy Statement (the “Proxy Statement”) first sent or given to stockholders of Kingswood Acquisition Corp. (“Company”) on or about May 5, 2022, for use at the special meeting of stockholders of Company scheduled to be held on May 18, 2022, at 10:30 a.m., Eastern Time, at via live webcast at the following address https://www.cstproxy.com/kingswoodacquisition/2022.

This Supplement No. 1 has been filed with the Securities and Exchange Commission (“SEC”) because on May 18, 2022, if the Extension Proposal is approved, our sponsor Kingswood Global Sponsor LLC (“Sponsor”), or its designees, has agreed to lend us up to $62,500 per month (the “Initial Contribution”), commencing on May 24, 2022, and on the 3rd day of each subsequent month until the Extended Date (the “Additional Contributions” and, collectively with the Initial Contribution, the “Contributions”). The amount contributed per share will depend on the number of public shares that remain outstanding after redemptions in connection with the Extension. For example, if Company takes until November 23, 2022 to complete an initial business combination, which would represent six calendar months, our sponsor or its designees would make aggregate maximum Contributions equal to $375,000. If 1,500,000 public shares remain outstanding after redemptions in connection with such Extension, then the amount contributed per share will be approximately $0.25 per share (or approximately $0.0416 per month). If fewer than 1,500,000 shares remain outstanding, the maximum amount our Sponsor would contribute will be reduced, over the maximum six-month extension, to an amount that would equal $0.25 per share outstanding. So, if only 1,000,000 shares remain outstanding, the maximum amount contributed would be $250,000.

Assuming the Extension Proposal is approved, the Initial Contribution will be deposited in the trust account promptly following the special meeting. Each Additional Contribution will be deposited in the trust account within five calendar days from the 23rd day of such calendar month (or portion thereof). Accordingly, if the Extension Proposal is approved and the Extension is implemented and the Company takes the full time through the Extended Date to complete an initial business combination, in comparison to the current redemption amount of approximately $10.25 per share, the redemption amount per share upon the closing of such business combination or the Company’s subsequent liquidation will be (w) approximately $10.50 per share, if 1,500,000 public shares remain outstanding after redemptions, (x) approximately $10.4375 per share, if 2,000,000 public shares remain outstanding, (y) approximately $10.40 per share, if 2,500,000 public shares remain outstanding or (z) approximately $10.282 per share, if 11,604,000 public shares remain outstanding.

The Contributions are conditioned upon the implementation of the Extension Proposal. The Contributions will not occur if the Extension Proposal is not approved, or the Extension is not completed. The amount of the Contributions will not bear interest and will be repayable by us to our sponsor or its designees upon consummation of an initial business combination. Our sponsor or its designees will have the sole discretion whether to continue extending for additional calendar months until the Extended Date and if our sponsor determines not to continue extending for additional calendar months, its obligation to make Additional Contributions will terminate.

Based upon the current amount in the trust account, the Company estimates that the per-share pro rata portion of the trust account will be approximately $10.25 at the time of the special meeting. The closing price of the Company’s shares on May 4, 2022 was $10.23. The Company cannot assure shareholders that they will be able to sell their shares of the Company in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares.

About Kingswood Acquisition Corp.

We are a blank check company incorporated under the laws of the State of Delaware on July 27, 2020 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses, which we refer to throughout this proxy statement as our initial business combination. While we may pursue our initial business combination target in any stage of its corporate evolution or in any industry or sector, we are focusing our search on companies with favorable growth prospects and attractive returns on invested capital.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this proxy statement may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding the Company, the Company’s management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, for example, statements about:

•	our ability to consummate an initial business combination;

•	the inability to complete a potential financing of an initial business combination;

•	the expected benefits of an initial business combination; and

•	the financial and business performance of the Company following the closing of an initial business combination.

These forward-looking statements are based on information available as of the date they were made, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

The definitive proxy statement has been mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Company with the SEC may be obtained free of charge by contacting Company at Michael Nessim, Chief Executive Officer, Kingswood Acquisition Corp., Email: mnessim@kingswoodus.com, (212) 404-7002.

Participants in the Solicitation

Company and its Sponsor, officers and directors may be deemed to be participants in the solicitation of proxies from Company stockholders. Information about Company’s Sponsor, officers and directors and their ownership of Company common shares is set forth in the proxy statement for Company’s Special Meeting of Stockholders, which was filed with the SEC on April 26, 2022. Information about the Company’s officers and directors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 31, 2022. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Company with the SEC.